Exhibit 15.3

April 30, 2020

Jiayin Group Inc.

26th Floor, Building No. 1, Youyou Century Plaza

428 South Yanggao Road, Pudong, New Area, Shanghai 200122

People’s Republic of China

Attention: The Board of Directors

Dear Sirs or Madam,

Re: Jiayin Group Inc.

We, King & Wood Mallesons, consent to the reference to our firm under the captions of “Item 3.D — Risk Factors — Risks Relating to Our Business and Industry” , “Item 3.D — Risk Factors — Risks Relating to Our Corporate Structure” , “Item 4.B — Business Overview — Regulation” , “Item 4.C — Organizational Structure” and “Item 10.E — Taxation — People’s Republic of China Tax Considerations” in Jiayin Group Inc.’s annual report on Form 20-F for the year ended December 31, 2019, which will be filed with the Securities and Exchange Commission in the month of April 2020.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ King & Wood Mallesons
King & Wood Mallesons